Exhibit 10.15

CONSULTING AGREEMENT

CONSULTING AGREEMENT (this “Agreement”), by and between CN HEALTHY FOOD TECH GROUP CORP. (f/k/a Iron Horse Acquisitions Corp.), a Delaware corporation (the “Company”), and JOSE BENGOCHEA (the “Consultant”), dated as of ___________, 2025.

W I T N E S S E T H:

WHEREAS, the Consultant was Chief Executive Officer and Director of the Company prior to the consummation of the Amended and Restated Share Exchange Agreement, dated as of December ___. 2024, by and among Iron Horse Acquisitions Corp., Rosey Sea Holdings Limited and Zhong Guo Liang Tou Group Limited (the “Business Combination”);

WHEREAS, the Company desires to engage the Consultant to render services to it and the Consultant is willing to provide such consulting services to the Company, on the terms and conditions herein provided.

In order to effect the foregoing, the parties hereto wish to enter into this Agreement on the terms and conditions set forth below. Accordingly, in consideration of the premises and the respective covenants and agreements of the parties herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Engagement. The Company hereby agrees to engage the Consultant to provide consulting services to the Company pursuant to the terms and conditions of this Agreement and the Consultant hereby agrees to provide such services to the Company.

2. Term.

(a) The term of this Agreement shall commence upon the consummation of the Business Combination and, unless sooner terminated pursuant to paragraph (b) of this Section 2, shall terminate on the six month anniversary of the date hereof, (the “Term”). The Term may be extended upon the mutual agreement of the Company and the Consultant.

(b) The Company and the Consultant may agree to terminate this Agreement at any time in writing. In addition, the Company may terminate this Agreement unilaterally and without the Consultant’s consent if the Company reasonably determines that the actions or inactions of the Consultant in the performance of (or failure to perform) his duties under this Agreement are negligent, constitute willful misconduct or are materially injurious to the business affairs of the Company.

(c) Upon the termination of this Agreement pursuant to paragraph (b) of this Section 2, neither the Company nor the Consultant shall have any liability or obligation to the other, except (i) the obligation of the Company to reimburse expenses incurred by the Consultant during the Term pursuant to Section 6 reimburse expenses incurred by the Consultant during the Term pursuant to Section 6, and (ii) the restrictive covenant obligation of the Consultant pursuant to Section 7, all of which shall survive such termination.

3. Consulting Services. During the Term, the Consultant shall provide such consulting services to the Company as the Company shall agree upon mutually with the Consultant, including but not limited to those set forth on Exhibit A hereto (which Exhibit may be amended in writing as agreed to by the Company and the Consultant).

4. Nature of Relationship. The Consultant shall perform his consulting services hereunder in the capacity of an independent contractor and not as an employee of the Company. Any provision to the contrary in this Agreement notwithstanding, the Consultant shall have no power or authority to execute or otherwise enter into any agreement on behalf of, or in any way to bind, the Company. The Consultant shall not be considered as being employed by the Company for any purpose, including without limitation, with respect to employee benefits generally applicable to the Company’s employees. The Company shall carry no workers’ compensation insurance or health or accident insurance for the Consultant. The Company shall pay no amounts on account of the Consultant for purposes of Social Security, unemployment insurance or federal or state withholding taxes and the Company shall not provide any other contributions or benefits for the Consultant which might be expected in the context of an employer-employee relationship.

5. Compensation. The consulting fee shall be payable in shares of Company common stock, par value $0.0001 per share the (“Common Stock ). Upon the execution of this Agreement, the Company shall instruct its transfer agent and registrar to issue 500,000 shares of Common Stock (the “Shares”) to the Consultant to be dated as of the date hereof. The Shares shall not be registered under the Securities Act of 1933, as amended, and shall be issued with the customary restrictive legend. Any additional compensation to be paid upon extension of the Term shall be mutually agreed to by and between the Company and the Consultant.

6. Expenses. During the term of this Agreement, the Company shall, upon receipt from the Consultant of appropriate documentation consistent with the Company’s regular corporate policies regarding expense reimbursement, reimburse the Consultant for his ordinary and customary expenses incurred in performing his consulting services hereunder, including expenses for non-commutation travel, all in accordance with the Company’s regular corporate policies regarding expense reimbursement; provided, however, that if the Consultant is to incur extraordinary expenses, the Company shall not reimburse such expenses unless the Consultant obtains the Company’s consent thereto prior to incurring such expenses.

7. Restrictive Covenant.

(a) Reasonable Covenant. It is expressly understood by and between the Company and the Consultant that the covenant contained in this Section 7 is an essential element of this Agreement and that, but for the agreement by the Consultant to comply with the below covenant and thereby not to diminish the value of the organization and goodwill of the Company or any affiliate or subsidiary of the Company, including relations with their employees, clients, customers and accounts, the Company would not enter into this Agreement. The Consultant agrees that the below covenant is reasonable and proper.

(b) Nondisclosure of Confidential Information. The Consultant shall keep secret and confidential and shall not disclose to any third party in any fashion or for any purpose whatsoever, any information regarding this Agreement, or any other information regarding the Company or its affiliates or subsidiaries which is not available to the general public, and/or not generally known outside the Company or any such affiliate or subsidiary, to which he has or shall have had access at any time during the course of his consulting engagement with the Company, including, without limitation, any information relating to the Company’s (and its affiliates’ or subsidiaries’):

(i) business, operations, plans, strategies, prospects or objectives;

(ii) products, technologies, processes, specifications, research and development operations and plans;

(iii) customers and customer lists;

(iv) distribution, sales, service, support and marketing practices and operations;

(v) financial condition and results of operations;

(vi) operational strengths and weaknesses; and

(vii) personnel and compensation policies and procedures.

Notwithstanding the foregoing provisions of this Section 7, the Consultant may discuss this Agreement with his personal legal and tax advisors and may disclose the existence of his consulting relationship with the Company to any third party.

(c) Specific Performance. Without intending to limit the remedies available to the Company or its affiliates or subsidiaries, the Consultant hereby agrees that damages at law would be an insufficient remedy to the Company or its affiliates or subsidiaries in the event that the Consultant violates any of the provisions of Section 7(b), and that, in addition to money damages, the Company or its affiliates or subsidiaries may apply for and, upon the requisite showing, have injunctive relief in any court of competent jurisdiction to restrain the breach or threatened breach of or otherwise to specifically enforce the covenant contained in Section 7(b).

8. Non-Assignability. Except with the written consent of both parties, neither the Consultant nor the Company shall have any right to anticipate, alienate, sell, assign, transfer, pledge, encumber or otherwise dispose of any right, interest, benefit or payment under this Agreement and any attempted anticipation, alienation, sale, assignment, transfer, pledge, encumbrance or other disposition of any of such rights, interest, benefits or payments contrary to the provisions hereof shall be null and void and without effect. All rights, interests, benefits and payments under this Agreement shall, to the maximum extent permitted by law, be exempt from the claims of any creditor or other person prior to the actual receipt thereof by the person entitled to receive the same hereunder. Notwithstanding anything to the contrary contained in this Section 8, the Consultant’s rights to receive payments hereunder may be transferred by will or the laws of descent and distribution.

9. Restrictive Legend. The Consultant understands that the certificate evidencing the Shares will bear a legend or other restriction substantially to the following effect:

“THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NO SALE, PLEDGE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION OF THESE SHARES MAY BE MADE UNLESS EITHER (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, IN EITHER CASE UPON THE RECEIPT OF AN OPINION OF U.S. COUNSEL.”

10. Registration Rights. As soon as practicable following the consummation of the Business Combination, the Company shall use its commercially reasonable efforts to prepare and file a registration statement with the Securities and Exchange Commission registering the Shares for resale on behalf of the Consultant In addition, the Company shall use its commercially reasonable efforts to cause such registration statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, and shall use its commercially reasonable efforts to keep such registration statement continuously effective under the Securities Act until the date that all of the Shares covered by such registration statement (i) have been sold thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144.

11. Parties Bound. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon its affiliates, subsidiaries, successors and assigns.

12. Notice. For the purposes of this Agreement, notices, demands and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered or (unless otherwise specified) mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

If to the Consultant:

Jose Bengochea

_________________________
_________________________
_________________________

If to the Company:

CN HEALTHY FOOD TECH GROUP CORP.

Vistra Corporate Services Centre, Wickhams Cay II, Road Town

Tortola, VG 1110, British Virgin Islands

Attn: __________________

or to such other address as either party may have furnished to the other in writing in accordance herewith except that notices of change of address shall be effective solely upon their receipt.

13. Severability. If any provision of this Agreement (or part hereof) shall be held to be invalid or unenforceable under applicable law, the invalidity or unenforceability thereof shall not affect the validity or enforceability of the remaining provisions hereof and each such other provision (or the remainder of such provision) shall, to the full extent consistent with applicable law, continue in full force and effect.

14. Books and Records. The Consultant hereby agrees that all books and records relating in any manner to the business of the Company or that of its affiliates or subsidiaries, and all other files, books and records and other materials owned by the Company or its affiliates or subsidiaries or used by them in connection with the conduct of their businesses, whether prepared by the Consultant or otherwise coming into the Consultant’s possession, shall be the exclusive property of the Company or its affiliates or subsidiaries regardless of which party prepared the original material, books or records. All such books, records and other materials shall be returned immediately to the Company or its affiliates or subsidiaries upon the termination of the Consultant’s services hereunder.

15. Successors. Notwithstanding anything to the contrary contained in Section 8, this Agreement cannot be assigned by the Company or its affiliates or subsidiaries except that it shall be binding automatically on any successors and assigns of all or substantially all of the business and/or assets of the Company (whether direct or indirect, by purchase, merger, consolidation or otherwise). This Agreement and all rights of the Consultant hereunder shall inure to the benefit of and be enforceable by the Consultant’s personal or legal representatives.

16. Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by applicable Delaware law.

17. Amendments. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by the Consultant and such officer of the Company as may be specifically designated for such purpose by the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

19. Entire Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations and/or warranties, whether oral or written, by any officer, employee or representative of any party hereto. The parties hereto hereby acknowledge that no agreement or representation, oral or otherwise, express or implied, with respect to the subject matter hereof has been made by either party which is not set forth expressly in this Agreement.

20. Hold Harmless. The Company hereby agrees to hold harmless the Consultant from any liability arising out of the Consultant’s performance under this Agreement to the fullest extent permitted by law for a director or officer of the Company, except to the extent of the Consultant’s negligence or willful misconduct.

21. Survival. The obligations of the parties hereto contained in Sections 7 and 18 shall survive the termination of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement to be effective as of the Effective Date set forth in Section 2(a) hereof.

CN HEALTHY FOOD TECH GROUP CORP.

By:
	Name:	Date
Title:

JOSE BENGOCHEA

Date

EXHIBIT A

Consulting Services

The Consultant shall assist the Company’s management, Board of Directors and Board committees in regard to the Company’s (i) financial reporting, (ii) SEC filings (iii) coordination with its auditors, (iv) governance issues, (v) investor relations, and (vi) any other activities for which his assistance is reasonably requested by the Company’s management, Board of Directors or any Board committee. In addition, the Consultant shall attend all Company Board of Director meetings as an observer.